SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 8, 2004

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On April 8, 2004, Connetics Corporation announced that it has received confirmation that the U. S. Food and Drug Administration (FDA) has accepted for filing the Company’s New Drug Application (NDA) for Extina ™, as of January 26, 2004 with a user fee goal date of September 24, 2004.

     A copy of the press release announcing this event is attached to this Report as Exhibit 99.1 and is incorporated into this report by this reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release dated April 8, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

	By:	/s/ Katrina J. Church

Katrina J. Church Executive Vice President, General Counsel and Secretary

Date: April 9, 2004

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated April 8, 2004